EXHIBIT 3.01

AMENDED AND RESTATED

BYLAWS

OF

CADENCE DESIGN SYSTEMS, INC.

A Delaware corporation

ARTICLE I

STOCKHOLDERS

Section 1.1. Place of Meetings. Meetings of the stockholders of Cadence Design Systems, Inc. (the “Corporation”) shall be held at such place, either within or without the State of Delaware, if any, as may be designated from time to time by the Board of Directors of the Corporation (the “Board of Directors”).

Section 1.2. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as the Board of Directors may determine. Any other proper business may be transacted at the annual meeting.

Section 1.3. Special Meetings.

(a) General. Special meetings of stockholders for any purpose or purposes may be called at any time only by (i) the Board of Directors, (ii) the Chairman of the Board, (iii) the Chief Executive Officer, or (iv) solely to the extent required by Section 1.3(b) of this Article I, the Secretary of the Corporation. Special meetings may not be called by any other person or persons.

(b) Stockholder Requested Special Meetings. Subject to this Section 1.3 and other applicable provisions of these Amended and Restated Bylaws (the “Bylaws”), a special meeting of stockholders shall be called by the Secretary upon the written request (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) of holders of record or Owners (as defined in Article I, Section 1.13(a)(viii) of these Bylaws) of not less than 15% of all outstanding shares of common stock of the Corporation (the “Requisite Percentage”) for at least one (1) year prior to the date such request is delivered to the Corporation. Whether the requesting stockholders have submitted valid Special Meeting Requests representing the Requisite Percentage and complying with the requirements of this Section 1.3 and related provisions of these Bylaws (a “Valid Special Meeting Request”) shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.

(c) Calling a Stockholder Requested Special Meeting. In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (or their duly authorized agents) and must be delivered to the Secretary. The Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by a nationally recognized private overnight courier service. Each Special Meeting Request shall include a statement of the specific purpose(s) of the requested special meeting and each item of business proposed to be brought before such meeting, and must contain (i) such information and representations, to the extent applicable, required by Section 1.12(a) of these Bylaws (including, without limitation, the completed and signed questionnaire, representation and agreement required by Section 1.13(h) of these Bylaws), (ii) the text of the proposal(s) to be considered at such Stockholder Requested Special Meeting, (iii) evidence of Ownership of the stockholders submitting the Special Meeting Request, (iv) an acknowledgment by each requesting stockholder that the Special Meeting Request shall be deemed to be revoked (and any meeting scheduled in response may be canceled) if the shares of common stock of the Corporation owned by such persons does not represent ownership of at least the Requisite Percentage at all times between the date on which such Special Meeting Request is delivered and the date of the applicable Stockholder Requested Special Meeting, as well as an agreement by each such stockholder to notify the Corporation immediately if his, her or its ownership of shares of common stock of the Corporation falls below the Requisite Percentage, and (v) a statement of any material interest of each stockholder signing the Special Meeting Request in the business proposed to be brought before the Stockholder Requested Special Meeting. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. There shall be no requirement to hold a special meeting (and the Board of Directors may cancel the special meeting) if the unrevoked (taking into account any specific written revocation or any reduction in shares held of record or Ownership, as described above) Special Meeting Requests represent in the aggregate less than the Requisite Percentage at any time after (i) a Valid Special Meeting Request has been delivered to the Secretary of the Corporation or (ii) 60 days following the earliest dated Special Meeting Request.

(d) Multiple Special Meeting Requests. In determining whether Special Meeting Requests have met the requirements of Section 1.3 of these Bylaws, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies the same or substantially the same purpose or purposes of the requested special meeting and the same or substantially the same items of business proposed to be brought before the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary within 60 days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business.

(e) Failure to Appear; Invalid Special Meeting Requests. If none of the stockholders who submitted a Special Meeting Request appear or send a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s). A Special Meeting Request shall not be valid (and the Board of Directors shall have no obligation to call a special meeting in respect of such Special Meeting Request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law, was made in a manner that involved a violation of an applicable law or regulation, would violate the law, would cause the Corporation to violate the law or does not comply with the provisions of this Section 1.3.

(f) Holding a Stockholder Requested Special Meeting. Except as provided in the next sentence, a Stockholder Requested Special Meeting shall be held at such date, time and place as may be fixed by the Board of Directors; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than 90 days after the date on which a Valid Special Meeting Request has been delivered to the Secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, a Stockholder Requested Special Meeting need not be held for an item of business if (i) the Board of Directors has called or calls a meeting of stockholders to be held within 90 days after the Delivery Date and the business of such meeting includes (among any other matters properly brought forth before the meeting) that item of business that is identical or substantially similar (as determined in good faith by the Board of Directors, a “Similar Item”) to an item of business specified in the Special Meeting Request or Requests, (ii) the Delivery Date is during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) 30 days after the first anniversary of the date of the immediately preceding annual meeting, (iii) the subject of such Special Meeting Request or Requests is a Similar Item to an item of business that was voted on at any meeting of stockholders held within 30 days prior to the Delivery Date (it being understood that, for purposes of this Section 1.3(f), the election or removal of directors shall be deemed a Similar Item with respect to all items involving the election or removal of directors), or (iv) the Board of Directors determines that the solicitation of votes for the items of business to be brought before the Stockholder Requested Special Meeting was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or any other applicable law.

(g) Business Transacted at Special Meetings of Stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Corporation’s notice of meeting; provided, however, that business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the unrevoked Valid Special Meeting Request and set forth in the requesting stockholder(s)’s notice of meeting, and (ii) any additional matters that the Board of Directors determines to bring before any Stockholder Requested Special Meeting. Nothing herein shall prohibit the Board of Directors from submitting items of business to the stockholders at any Stockholder Requested Special Meeting. Nominations of persons for election to the Board of Directors made by a stockholder or stockholders at any special meeting of stockholders shall be made only in accordance with the notice procedures and requirements set forth in Section 1.3(b)-(f), in the case of a Stockholder Requested Special Meeting, and Section 1.12(d) of this Article I, in the case of any other special meeting of stockholders. For the avoidance of doubt, stockholders are not permitted to nominate, in accordance with Section 1.13 of this Article I, persons for election to the Board of Directors at a special meeting of stockholders or at a Stockholder Requested Special Meeting. Proposals made by a stockholder or stockholders of items of business to be conducted at a special meeting of stockholders other than nominations of persons for election to the Board of Directors may be made only in accordance with the procedures set forth in Section 1.3(b)-(f). Notwithstanding the provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in Section 1.3. Any references to the 1934 Act are not intended to and shall not limit the requirements applicable to stockholder-proposed business to be considered pursuant to Section 1.3.

Section 1.4. Notice of Meetings. Written notice of all meetings of stockholders shall be given which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation, such notice shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the 1934 Act. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 1.5. Adjournments. The chairman of the meeting may adjourn (for any or no reason) any meeting of stockholders from time to time, whether or not a quorum is present, to reconvene at the same or another place, if any, and notice need not be given of any such adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting the Corporation may transact any business that may have been transacted at the original meeting.

Section 1.6. Quorum. At each meeting of stockholders, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, except where otherwise required by law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting to another place, if any, date or time. Shares of the Corporation’s stock held by the Corporation or another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any of the Corporation’s stock held by it in a fiduciary capacity.

Section 1.7. Organization. Meetings of stockholders shall be presided over by the Chief Executive Officer or, if there is no such designation or the position is vacant at the time, by the Chairman of the Board, or in his or her absence, by a person designated by the Board of Directors. The Board of Directors and, subject to any determinations by the Board of Directors, the person presiding over any meeting of stockholders, shall determine the order of business and all matters pertaining to the procedure and conduct of the meeting. Except to the extent inconsistent with rules and regulations adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting, including, without limitation: (a) rules and procedures for maintaining order at the meeting and the safety of those present; (b) compliance with any state and local laws and regulations concerning safety and security; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) determination of when and for how long the polls should open and close; (g) removal of any stockholder or individual who refuses to comply with meeting procedures, rules or guidelines; and (h) restrictions on the use of audio/video recording devices, cell phones and other electronic devices. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8. Voting; Proxies. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast; provided, that if as of a date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (the “SEC”) the number of nominees exceeds the number of directors to be elected, the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with these Bylaws, shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 1.8, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director. If, in an election where the number of nominees does not exceed the number of directors to be elected, (a) an incumbent director fails to be elected pursuant to this section and the Board of Directors accepts such director’s resignation, or (b) a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board of Directors may fill the resulting vacancy pursuant to Section 2.2, or may decrease the size of the Board of Directors pursuant to Section 2.1. All elections and proposals other than the election of directors, unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action as hereinbefore described, nor, for a consent to corporate action in writing without a meeting, more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors, then the record date shall be as provided by law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation signed by holders of record or Owners (as defined in Article I, Section 1.13(a)(viii) of these Bylaws) of not less than 25% of all outstanding shares of common stock of the Corporation, and who shall not revoke such request, request the Board of Directors to fix a record date for such consent (each such notice, a “Request”). Such Request shall include a brief description of the action proposed to be taken and must contain (a) such information and representations, to the extent applicable, required by Section 1.12(a) as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders (other than matters properly brought under Rule 14a-8 under the 1934 Act), (b) the text of the proposal(s) (including the text of any resolution or amendment to be adopted by written consent of stockholders and the text of any proposed amendment to the Bylaws), and (c) evidence of Ownership of the stockholders submitting the Request. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to take action by consent shall update the information provided in the Request with respect to information provided concerning nominations for elections to the Board or other business at stockholders meetings. The Board of Directors shall, within 20 days after the date on which a Request is received, determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by consent pursuant to Section 1.11 below and, if appropriate, adopt a resolution fixing the record date for such purpose. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated written consent is received, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed by this Section and applicable law and not revoked. Delivery must be made by hand or by certified or registered mail, return receipt requested. Stockholders may take action by consent only if such consents are solicited from all holders of common stock of the Corporation. In addition, the Corporation shall be entitled to engage independent inspectors of elections to promptly perform a ministerial review of the validity of the written consents. No action by written consent shall be effective until such inspectors have completed their review and certified to the Corporation that the consents delivered to the Corporation in accordance with this Section 1.9 represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware General Corporation Law and this Section 1.9. No action may be authorized or taken by the stockholders by consent except in accordance with this Section 1.9 and Section 1.11 below. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by consent pursuant to, this Section 1.9 or Section 1.11 below, or any stockholder seeking to authorize or take such action does not otherwise comply with this Section 1.9, then the Board of Directors shall not be required to fix a record date and any such purported action by consent shall be null and void to the fullest extent permitted by applicable law. Nothing contained in this Section shall be construed to imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation). Notwithstanding anything to the contrary set forth in this Section 1.9 or Section 1.11 below, (x) none of the foregoing provisions of this Section 1.9 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by consent in accordance with applicable law.

Section 1.10. List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) during ordinary business hours, at the principal place of business of the Corporation or (b) in such other manner as permitted by Section 219 of the Delaware General Corporation Law. If the meeting will be held at a designated place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.11. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, and except as set forth in Section 1.9 above or in this Section 1.11, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law. Stockholders are not entitled to take action by consent if (a) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, or (b) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the 1934 Act, or other applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.12. Advance Notice of Stockholder Proposals and Nominations of Directors.

(a) Annual Meetings. At any annual meeting of the stockholders, only such proposals of business and only such nominations of directors shall be considered, as shall have been properly brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in this Section 1.12(a), or (iv) by any stockholder or group of stockholders pursuant to Section 1.13 of these Bylaws. For nominations of directors or other business to be properly brought before an annual meeting by a stockholder (other than nominations properly brought under Section 1.13 of these Bylaws and matters properly brought under Rule 14a-8 under the 1934 Act) (A) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation as set forth in this Section 1.12(a) below and (B) such other business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely for purposes of this Section 1.12(a), a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement (as defined in Section 1.12(g) below) of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 1.12(a). To be in proper form, a stockholder’s notice for purposes of this Section 1.12(a) shall set forth:

(I) as to each person whom the stockholder proposes to nominate for election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act, as such rules may be amended or superseded, (b) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a written statement of such person’s intention to serve as a director for the full term for which such person is to stand for election, (c) an executed questionnaire pursuant to Section 1.13(h) of these Bylaws, and (d) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation;

(II) as to any other business that the stockholder proposes to bring before the meeting other than the nomination of a director, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(III) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination of a director or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (b) the class and number of shares of the Corporation that are directly or indirectly owned beneficially and of record by such stockholder and such beneficial owner, as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of such shares directly or indirectly owned beneficially and of record by the stockholder and such beneficial owner as of the record date for the meeting, and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business; and

(IV) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination of a director or proposal is made, as to such beneficial owner (a) the class and number of shares of the Corporation which are beneficially owned (within the meaning of Section 13(d) of the 1934 Act) by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding with respect to the nomination of a director or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Items 6 of Schedule 13D of the 1934 Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, whether or not such agreement or arrangement or understanding shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit from changes in the share price of any class of the Corporation’s stock, or increase or decrease the voting power of, the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (d) a representation as to whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to elect the nominee or approve the other business and/or otherwise to solicit proxies from stockholders in support of the nomination or other business.

(b) Nominations and Other Business. Only such persons who are nominated in accordance with the procedures set forth in Section 1.3, Section 1.12 or Section 1.13, as applicable, shall be eligible to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 1.3 or Section 1.12, as applicable.

(c) Failure to Provide Information or Appear at the Annual Meeting. Notwithstanding anything in these Bylaws to the contrary and except as otherwise required by law, if a stockholder intending to make a nomination of a director or to propose other business (other than matters properly brought under Rule 14a-8 under the 1934 Act) at an annual meeting pursuant to Section 1.12(a) does not provide the information required in clauses (III) and (IV) of Section 1.12(a) to the Corporation within five business days following the record date for such meeting, or the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination of a director or other business, such nomination of a director or other business shall not be presented for stockholder action at the annual meeting and shall be disregarded, although proxies in respect of such nomination or other business may have been received by the Corporation.

(d) Determinations by the Chairman Regarding Nominations and Proposals By Stockholders. The chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination of a director or other business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Section 1.3, Section 1.12 or Section 1.13 of these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (IV)(d) of Section 1.12(a)). If any proposed nomination of a director or business is not in compliance with these Bylaws, the chairman of the meeting shall have the power and duty to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e) Special Meetings. At any special meeting of stockholders other than a Stockholder Requested Special Meeting, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and this Section 1.12(e). At a Stockholder Requested Special Meeting, only such business shall be conducted as shall have been set forth in the Special Meeting Request and brought before the meeting pursuant to (i) the requesting stockholder(s)’s notice of meeting or at the direction of the Board, and (ii) Section 1.3(b)-(f) of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who gives timely and proper notice thereof in writing to the Secretary of the Corporation in accordance with the notice procedures set forth in this Section 1.12(e). For the avoidance of doubt, stockholders are not permitted to nominate persons for election to the Board of Directors pursuant to Section 1.13 of these Bylaws at a special meeting of stockholders. To be timely, a stockholder’s notice pursuant to this Section 1.12(e) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to such special meeting or the tenth day following the day on which public announcement (as defined in Section 1.12(g) below) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting, or the public announcement of such an adjournment or postponement commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 1.12(e). To be in proper form, a stockholder’s notice shall provide all information and representations required to nominate a person for election as a director that are set forth in Section 1.12(a).

(f) Failure to Provide Information or Appear at the Special Meeting. Notwithstanding anything in these Bylaws to the contrary and except as otherwise required by law, if a stockholder intending to make a nomination of a director at a special meeting pursuant to Section 1.12(e) does not provide the information required in clauses (III) and (IV) of Section 1.12(a) to the Corporation within five business days following the record date for such meeting, or if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders to present the nomination of a director, such nomination shall not be presented for stockholder action at the special meeting of stockholders and shall be disregarded, although proxies in respect of such nomination may have been received by the Corporation.

(g) Public Announcement. For purposes of this Section 1.12 and Section 1.13 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(h) Stockholder Proposals Under Rule 14a-8. Notwithstanding the foregoing provisions of this Section 1.12, a stockholder seeking to include business in a proxy statement prepared by the Corporation pursuant to Rule 14a-8 under the 1934 Act shall comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12.

Section 1.13. Proxy Access for Director Nominations.

(a) Definitions. For purposes of this Section 1.13 and as otherwise provided in these Bylaws, the following terms shall have the following meanings:

(i) “Authorized Group Member” shall mean, with respect to any nomination by a Nominating Group (as defined below), the member of that Nominating Group that is authorized to act on behalf of all members of that Nominating Group with respect to matters relating to the nomination, including withdrawal of the nomination.

(ii) “Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation.

(iii) “Eligible Stockholder” shall mean a person who has either (A) been a record holder of shares of common stock of the Corporation used to satisfy the eligibility requirements in Section 1.13(d) continuously for the required three-year period or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 1.13(e), evidence of continuous Ownership of such shares for such three-year period from one or more securities intermediaries.

(iv) “Maximum Number” shall mean that number of directors constituting the greater of (A) two or (B) 20% of the number of directors of the Corporation which, at such time, the holders of common stock of the Corporation are entitled to elect, on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.13 (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 1.13(c)(i).

(v) “Minimum Percentage” shall mean 3% of the number of outstanding shares of common stock of the Corporation as provided in the most recent 1934 Act filing made by the Corporation with the SEC immediately prior to the submission of the Nomination Notice.

(vi) “Nominating Stockholder” shall mean any Eligible Stockholder or group of no more than 20 stockholders (a “Nominating Group”) that, individually and collectively, in the case of a Nominating Group, satisfies the requirements to qualify as an Eligible Stockholder, and that (A) has (individually and collectively, in the case of a Nominating Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 1.13 (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 1.13), and (B) has nominated a Stockholder Nominee.

(vii) “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary of the Corporation pursuant to Section 1.13(f).

(viii) “Own” shall mean possession, with respect to those outstanding shares of common stock of the Corporation entitled to vote generally for the election of directors of the Corporation, of both: (A) the full voting and investment rights pertaining to such shares; and (B) the full economic and financial interest in (including the full and complete opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliate’s full right to vote or direct the voting of any such shares or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic Ownership of such shares by such stockholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (I) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice or less, or (II) the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning,” “Ownership,” “Owner” and other variations of the word “Own” shall have correlative meanings.

(ix) “Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are traded.

(x) “Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 1.13.

(xi) “Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the Corporation, will act or vote on any issue or question.

(b) Proxy Access at Annual Meetings. Subject to the satisfaction of the requirements of this Section 1.13, if expressly requested in the relevant Nomination Notice, the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(i) the name of any Stockholder Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

(ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law, rule or regulation to be included in the proxy statement; and

(iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 1.13(g)(iii)), but only if such statement does not exceed 500 words.

For the avoidance of doubt, the provisions of this Section 1.13 shall not apply to a special meeting of stockholders, and the Corporation shall not be required to include a director nominee of a stockholder or group of stockholders under this Section 1.13 in the Corporation’s proxy statement or form of proxy or ballot for any special meeting of stockholders.

(c) Maximum Number of Stockholder Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 1.13(e) but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:

(A) Stockholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn;

(B) Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting;

(C) the number of incumbent directors or director candidates (including, without limitation, candidates who are not Stockholder Nominees) that in either case will be included in the Corporation’s proxy materials for an annual meeting of stockholders as unopposed (by the Corporation) nominees pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and

(D) the number of incumbent directors who were Stockholder Nominees with respect to any of the preceding two annual meetings of stockholders and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors.

(ii) Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.13 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 1.13 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.13 from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation that each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.

(d) Eligible Stockholders.

(i) An Eligible Stockholder or Nominating Group may submit a nomination in accordance with this Section 1.13 only if the Eligible Stockholder or Nominating Group (in the aggregate) has continuously Owned at least the Minimum Percentage of shares of common stock of the Corporation (as adjusted for any stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations or similar events) throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Percentage of shares of common stock of the Corporation through the date of the annual meeting. No shares may be attributed to more than one Eligible Stockholder. The following shall be treated as one Eligible Stockholder or one member of a Nominating Group if such Eligible Stockholder or member of a Nominating Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in or under the Investment Company Act of 1940, as amended).

(ii) For the avoidance of doubt, in the event of a nomination by a Nominating Group, any and all requirements and obligations for a given Eligible Stockholder (including, without limitation, each and every fund or company that comprises the Nominating Group) that are set forth in this Section 1.13, including the minimum holding period, shall apply to each member of such Nominating Group; provided, however, that the Minimum Percentage of shares of common stock of the Corporation shall apply to the Ownership of the Nominating Group in the aggregate. In the event that any stockholder withdraws from a Nominating Group at any time prior to the annual meeting of stockholders, the Nominating Group shall only be deemed to Own the shares held by the remaining members of that Nominating Group.

(iii) No stockholder shall be permitted to be in more than one Nominating Group, and if any stockholder appears as a member of more than one Nominating Group, or as a member of a Nominating Group and as a Nominating Stockholder without any such group, such stockholder shall be deemed to be a member of only the Nominating Group that has the largest Ownership position as reflected in the Nomination Notice and is not permitted to act as a Nominating Stockholder separate from such Nominating Group.

(e) Timely Nomination Notice. To be timely for purposes of this Section 1.13, a Nomination Notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 1.13; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting, the Nomination Notice to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement (as defined in Section 1.12(g) of these Bylaws) of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Nomination Notice.

(f) Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:

(i) with respect to the Nominating Stockholder or, in the case of a Nominating Group, each member of the Nominating Group, documentary evidence in the form of one or more written statements from the record holder of the shares of common stock of the Corporation (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group) verifying and certifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Stockholder (individually or collectively, in the case of a Nominating Group) Owns, and has continuously Owned for the preceding three years, the Minimum Percentage of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, documentary evidence in the form of written statements from each record holder and intermediary and a representation from the Nominating Stockholder (or the Authorized Group Member on behalf of each member of a Nominating Group) verifying and certifying the Nominating Stockholder’s continuous Ownership (individually or collectively, in the case of a Nominating Group) of the Minimum Percentage of shares of common stock of the Corporation through the record date;

(ii) an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Percentage of shares of common stock of the Corporation prior to the date of the annual meeting;

(iii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(iv) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected, and a written statement of each Stockholder Nominee’s intention to serve as a director for the full term for which such person is to stand for election;

(v) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominating Group):

(A) the information and other deliverables that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 1.12(a) of these Bylaws, as if the Nominating Stockholder were the proposing stockholder under that section;

(B) to the extent not included in the response to paragraph (A) above, a detailed description of all material relationships, between or among the Nominating Stockholder, on the one hand, and each Stockholder Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (or its successor Item) if the Nominating Stockholder were the “registrant” for purposes of such item and the Stockholder Nominee was a director or executive officer of such registrant;

(C) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(D) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation with the intent, for the purpose or with the effect of influencing or changing control of the Corporation;

(E) a representation and warranty that the Nominating Stockholder has not nominated and an agreement that it will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);

(F) a representation and warranty that the Nominating Stockholder has not engaged in and an agreement that it will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(G) an agreement that the Nominating Stockholder will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;

(H) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or Stock Exchange Rules;

(I) a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors; and (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

(J) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.13(d);

(K) an agreement that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 1.13(d) through the date of the annual meeting;

(L) the details of any position of the Stockholder Nominee as an officer or director of any competitor (i.e., any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(M) if desired by the Nominating Stockholder and subject to Section 1.13(g)(ii), a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors. Any such statement shall not exceed 500 words and shall fully comply with Section 14 of the 1934 Act and the rules and regulations thereunder; and

(N) in the case of a nomination by a Nominating Group, the designation by all group members of one Authorized Group Member;

(vi) an executed agreement (which form of agreement shall be provided by the Secretary of the Corporation upon written request), which must be submitted within ten days after the date on which the Secretary of the Corporation provides the form of agreement, pursuant to which the Nominating Stockholder (including each member of a Nominating Group) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person, including, without limitation, the Nomination Notice;

(D) to indemnify and hold harmless (jointly with all other members of a Nominating Group, if applicable) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 1.13;

(E) to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation if information included in the Nomination Notice, or in any other communication by the Nominating Stockholder (including with respect to any member of a Nominating Group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation of the information that is required to correct the misstatement or omission; and

(F) in the event that the Nominating Stockholder (including any member of a Nominating Group) has failed to continue to satisfy the eligibility requirements described in Section 1.13(d), to promptly notify the Corporation; and

(vii) an executed questionnaire, representation and agreement pursuant to Section 1.13(h) (which forms of questionnaire, representation and agreement shall be provided by the Secretary of the Corporation promptly upon written request), which must be submitted within ten days after the date on which the Secretary of the Corporation provides the Nominating Stockholder (or the Authorized Group Member, in the case of a Nominating Group) the forms of questionnaire, representation and agreement.

The information and documents required by this Section 1.13(f) shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominating Group), and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item). The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 1.13(f) (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(g) Exclusion or Disqualification of Stockholder Nominees.

(i) If, after the deadline for submitting a Nomination Notice as set forth in Section 1.13(e), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the Corporation’s definitive proxy statement, the Corporation shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder.

(ii) Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) and communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting or that no vote will be held or occur as to such Stockholder Nominee, if:

(A) the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors at the annual meeting pursuant to the advance notice requirements for stockholder nominees set forth in Section 1.12(a) of these Bylaws;

(B) the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(C) the Nominating Stockholder or the Authorized Group Member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 1.13;

(D) the Board of Directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation, or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules;

(E) the Stockholder Nominee is not independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors, in each case as determined by the Board of Directors;

(F) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 1.13 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 20% of the shares of common stock of the Corporation entitled to vote for such Stockholder Nominee;

(G) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(H) the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.13(d), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under or pursuant to this Section 1.13;

and in such case such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee.

(iii) Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; or

(C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(iv) The Corporation may solicit against, and include in the proxy statement its own statement in opposition to the nomination of the Stockholder Nominee and any other statement or information that the Corporation or the Board of Directors determines in its discretion to include in the proxy statement relating to the Stockholder Nominee, including, without limitation, information relating to any Compensation Arrangement and/or Voting Commitment, and any of the information provided pursuant to this Section 1.13.

(h) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation pursuant to Section 1.3, Section 1.12 or Section 1.13 of these Bylaws, the person proposed to be nominated must deliver or mail (in accordance with the time periods prescribed for delivery of notice under Section 1.3, Section 1.12 or Section 1.13, as applicable) to the Secretary an executed questionnaire (in the form available from the Secretary) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf the nomination is being made and an executed representation and agreement (in the form available from the Secretary) that such person: (i) is not and will not become a party to (A) any Voting Commitment that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any Compensation Arrangement that has not been disclosed to the Corporation; (iii) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation; (iv) if elected as a director of the Corporation, will comply with all applicable laws (including, without limitation, fiduciary duty requirements), policies and guidelines of the Corporation, including, without limitation, those relating to stock ownership, corporate governance, conflict of interest, confidentiality and securities trading; (v) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies; and (vi) will promptly provide to the Corporation such other information as it may reasonably request.

ARTICLE II

BOARD OF DIRECTORS AND COMMITTEES THEREOF

Section 2.1. Number; Qualifications, Chairman. The Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. Directors need not be stockholders. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and a Vice-Chairman of the Board, as designated by the directors from among the members of the Board of Directors. The Chairman of the Board, if any, or in his or her absence the Vice-Chairman, if any, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

Section 2.2. Election; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Subject to the rights of any holders of Preferred Stock then outstanding, (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, and (ii) any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors elected by all stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice-Chairman of the Board, if any, the Chief Executive Officer or a majority of the Board of Directors and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place, if any, of such meeting shall be given by the person or persons calling the meeting to all directors at least four days before the meeting if the notice is mailed, or at least twenty-four hours before the meeting if such notice is given personally, by telephone, hand delivery, telegram, telex, facsimile or other electronic transmission. The purpose of the meeting need not be stated in the notice, and unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5. Remote Meetings Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meetings can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the Vice-Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, if such officer is also a director, or by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing. Such writing or writings (including any electronic transmission or transmissions) shall be filed with the minutes of proceedings of the Board or such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9. Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 2.10. Qualification of Directors. No person shall be qualified to be elected to, or appointed to fill a vacancy on, the Board of Directors of the Corporation during the pendency of a Business Combination transaction, as defined herein, if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment: (i) an officer, director, employee or affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended) of a party to such transaction (an “Interested Party”) or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party; (iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the Corporation); or (v) a person having any business, financial or familial relationship with any person referred to in clauses (i) through (iv) above that would reasonably be expected to affect such person’s judgment as a director of the Corporation. A person shall not be disqualified from election or appointment to the Board of Directors by reason of this Section 2.10 solely because such person is an employee or officer of this Corporation who receives normal and customary compensation as such and/or is a stockholder or affiliate of the Corporation.

A Business Combination shall mean any of the following: (i) a merger or consolidation of this Corporation with another corporation, or a sale of all or substantially all of the business and assets of this Corporation; or (ii) an acquisition (including by tender offer or any other means) by any person (including any two or more persons comprising a group, within the meaning of Rule 13d-5 under the 1934 Act), of beneficial ownership, within the meaning of Rule 13d-3 under the 1934 Act, of 15% or more of the outstanding common stock of this Corporation.

A Business Combination shall be deemed pending for purposes of this Section 2.10 commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of this Corporation’s outstanding voting stock; and (ii) ten business days shall have elapsed thereafter. A business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 2.11. Stock Options and Stock Option Repricing. Without the approval of stockholders, the Corporation shall not (i) reprice any stock options relating to shares of the Corporation’s stock (“Stock Options”) held by a director or an executive officer of, or consultant to, the Corporation, or (ii) during any fiscal year, reprice Stock Options representing in the aggregate an amount exceeding two percent (2%) of the total number of outstanding Stock Options. For purposes of this Section 2.11, the term “executive officer” shall mean an executive officer as defined in Rule 3b-7 under the 1934 Act, and the term “reprice” shall mean lowering the exercise price of previously awarded Stock Options within the meaning of Item 402(a)(6)(i) under SEC Regulation S-K.

Section 2.12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have such power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

Section 2.13. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE III

OFFICERS

Section 3.1. Generally. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3.3 of these Bylaws. Any number of offices may be held by the same person.

Section 3.2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3.3 or Section 3.5 of these Bylaws, shall be appointed by the Board of Directors.

Section 3.3. Subordinate Officers. The Board of Directors may appoint, or may empower the Chief Executive Officer or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 3.4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

Any resignation or removal shall be without prejudice to the rights, if any, of any party under any contract to which the officer is a party.

Section 3.5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 3.6. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. In the absence of the Chairman of the Board or if there is none, the Chief Executive Officer, if such officer is a director, shall preside at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 3.7. President. Subject to the supervision of the Chief Executive Officer, the President shall, subject to the control of the Board of Directors, be the chief operating officer of the Corporation and shall have general supervision, direction and control of the business and the officers of the Corporation. He or she shall have power to sign all stock certificates of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, these Bylaws, or the Chief Executive Officer.

Section 3.8. Vice President. In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, or the President.

Section 3.9. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a stock ledger, or a duplicate stock ledger, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing any such shares, the number and date of cancellation of every certificate surrendered for cancellation, and additional relevant information for holders of uncertificated shares.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and he or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 3.10. Chief Financial Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer, and the President, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer. The Chief Financial Officer shall render to the Chief Executive Officer, the President, and the directors, whenever they request it, an account of all of his or her actions as Chief Financial Officer and of the results of operations and financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE IV

STOCK

Section 4.1. Stock. There will be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates for such shares or such shares may be issued in uncertificated form in accordance with the Delaware General Corporation Law. Every holder of shares of stock that are represented by certificates shall be entitled to have one or more certificates signed by or in the name of the Corporation by the Chairman of the Board, if any, the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Section 4.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation, directly or through its transfer agent, may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation, directly or through its transfer agent, may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation an affidavit of loss and a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or the issuance of uncertificated shares to be issued in place of a certificate.

Section 4.3. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. In case of certificated stock, except where a certificate is issued in accordance with Section 4.2, an outstanding certificate for the number of shares of stock involved shall be surrendered for cancellation before a new certificate or uncertificated stock is issued therefor. Uncertificated stock shall be transferred upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

Section 4.4. Regulations. The issue, transfer, conversion and registration of stock certificates and uncertificated stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V

INDEMNIFICATION

Section 5.1. Indemnification of Officers and Directors. Each person (a “Covered Person”) who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation (including any subsidiary or affiliate thereof or any constituent corporation or any of the foregoing absorbed in any merger), is or was serving at the request of the Corporation (including such subsidiary, affiliate or constituent corporation) as a director or officer of any subsidiary or affiliate of the Corporation, or is or was serving at the request of the Corporation (including such subsidiary, affiliate or constituent corporation) as a director or officer of another corporation, or of a partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise and other taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith and such indemnification shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such Covered Person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 5.2. Advance of Expenses. The Corporation shall pay all expenses incurred by a Covered Person in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred in advance of the final disposition of such proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Article V or otherwise.

Section 5.3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 5.1 and 5.2 shall be contract rights. If a claim under such sections is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise, shall be on the Corporation.

Section 5.4. Non-Exclusivity of Rights. The rights conferred on any person in this Article V shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors or otherwise.

Section 5.5. Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into a contract with any director, officer or employee of the Corporation, or any person serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article V.

Section 5.6. Insurance. The Corporation shall maintain insurance, at its expense, to the extent it determines such to be reasonably available, to protect itself, its officers and directors and any other persons the Board of Directors may select, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 5.7. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article V that adversely affects any right of an indemnitee or his or her successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article V and existing at the time of such amendment, repeal or modification.

Section 5.8. Subrogation. In the event of payment under this Article V, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 5.9. No Duplication of Payments. The Corporation shall not be liable under this Article V to make any payment in connection with any claim made against the Covered Person to the extent the Covered Person has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VI

NOTICES

Section 6.1. Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery (including use of a courier service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, telex, mailgram, facsimile or other electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, two days after being deposited in the mail, and (iii) except as otherwise provided in the Delaware General Corporation Law, in the case of delivery via telegram, mailgram, telex, facsimile or other electronic transmission, when dispatched. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 6.2. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting for which notice is waived in all respects as if due notice thereof had been given.

ARTICLE VII

INTERESTED DIRECTORS

Section 7.1. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or has a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

Section 8.3. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.4. Reliance Upon Books and Records. A member of the Board of Directors of the Corporation, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers or employees, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, or in relying in good faith upon other records of the Corporation.

Section 8.5. Electronic Transmission. Where permitted by applicable law, when used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as provided in Section 232(c)-(d) of the Delaware General Corporation Law, including without limitation, any telegram, cablegram, facsimile transmission and communication by electronic mail. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.6. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

Section 8.7. Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 8.8. Severability. If any provision of these Bylaws shall be held to be unenforceable, illegal or invalid, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding, and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.

Section 8.9. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to or following an event or that an act be done during a period of a specified number of days prior to or following an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.10. Forum for Adjudication of Disputes. Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time), (d) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, or (e) any other action asserting an internal corporate claim, as defined in Section 115 of the Delaware General Corporation Law shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. If any action the subject matter of which is within the scope of this Section 8.10 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 8.10 (an “Enforcement Action”) and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

ARTICLE IX

AMENDMENTS

Section 9.1. Amendments. Stockholders of the Corporation holding a majority of the Corporation’s outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except such power as may be expressly limited by Bylaws adopted by the stockholders. Notwithstanding the foregoing provisions of this Section 9.1, Section 2.11 of these Bylaws, relating to the repricing of stock options, shall not be amended unless approved by stockholders.